Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

July 12, 2007

MIDWEST AIR GROUP REPORTS JUNE PERFORMANCE

Milwaukee, Wisconsin, July 12, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported June performance data, including all-time record traffic and load factors for the month, quarter and first half.

At the group level, an 18.4% increase in traffic outpaced a 15.4% increase in capacity, resulting in a 2.2 percentage point increase in load factor compared with June 2006. Revenue per total available seat mile decreased 2.5% in the same time period.

Midwest Air Group, Inc. – Performance Report
					Six Months Ended
	June				June 30,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	447,377	377,773	18.4		2,297,778	2,035,427	12.9
Scheduled Service Available Seat Miles (000s)	518,311	449,273	15.4		2,920,981	2,661,810	9.7
Total Available Seat Miles (000s)	523,161	450,993	16.0		2,944,390	2,703,490	8.9
Load Factor (%)	86.3%	84.1%	2.2	pts.	78.7%	76.5%	2.2	pts.
Revenue Yield (estimate)	$0.1416	$0.1497	(5.4)		$0.1387	$0.1424	(2.6)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1222	$0.1259	(2.9)		$0.1091	$0.1089	0.2
Total Revenue per Total ASM (estimate)	$0.1345	$0.1379	(2.5)		$0.1224	$0.1212	1.0
Number of Flights	9,954	9,416	5.7		56,273	55,174	2.0
Into-plane Fuel Cost per Gallon (estimate)	$2.17	$2.29	(5.0)		$2.12	$2.14	(0.9)

Midwest Airlines Operations
Origin & Destination Passengers	361,641	334,436	8.1		1,940,717	1,797,070	8.0
Scheduled Service Revenue Passenger Miles (000s)	401,958	352,862	13.9		2,129,815	1,907,663	11.6
Scheduled Service Available Seat Miles (000s)	458,929	416,769	10.1		2,681,618	2,470,779	8.5
Total Available Seat Miles (000s)	463,780	418,488	10.8		2,705,027	2,512,092	7.7
Load Factor (%)	87.6%	84.7%	2.9	pts.	79.4%	77.2%	2.2	pts.
Revenue Yield (estimate)	$0.1252	$0.1337	(6.4)		$0.1239	$0.1266	(2.1)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1096	$0.1132	(3.1)		$0.0984	$0.0978	0.7
Total Revenue per Total ASM (estimate)	$0.1240	$0.1271	(2.5)		$0.1136	$0.1120	1.4
Average Passenger Trip Length (miles)	1,111	1,055	5.3		1,097	1,062	3.4
Number of Flights	4,627	4,597	0.7		28,121	26,626	5.6
Into-plane Fuel Cost per Gallon (estimate)	$2.16	$2.28	(5.3)		$2.11	$2.13	(0.9)

Midwest Connect Operations
Origin & Destination Passengers	116,236	76,732	51.5		490,755	406,857	20.6
Scheduled Service Revenue Passenger Miles (000s)	45,419	24,911	82.3		167,963	127,764	31.5
Scheduled Service Available Seat Miles (000s)	59,382	32,504	82.7		239,363	191,031	25.3
Total Available Seat Miles (000s)	59,382	32,504	82.7		239,363	191,398	25.1
Load Factor (%)	76.5%	76.6%	(0.1)	pts.	70.2%	66.9%	3.3	pts.
Revenue Yield (estimate)	$0.2872	$0.3773	(23.9)		$0.3257	$0.3771	(13.6)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.2197	$0.2892	(24.0)		$0.2285	$0.2522	(9.4)
Total Revenue per Total ASM (estimate)	$0.2353	$0.3201	(26.5)		$0.2552	$0.2834	(10.0)
Average Passenger Trip Length (miles)	391	325	20.4		342	314	9.0
Number of Flights	5,327	4,819	10.5		28,152	28,548	(1.4)
Into-plane Fuel Cost per Gallon (estimate)	$2.25	$2.34	(3.9)		$2.15	$2.18	(1.4)

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

This performance report includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service, which launched April 1, 2007, has allowed for the opening of new markets as well as the conversion to Midwest Connect of some flights previously flown by Midwest Airlines.

Readers of Travel+Leisure named Midwest Airlines “Best Domestic Airline” in the magazine’s 2007 World’s Best Awards competition. The airline features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 53 cities. More information is available at http://www.midwestairlines.com.

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